EXHIBIT (j)(2)


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the incorporation by reference in this Post-Effective Amendment No. 103 to the Registration Statement (1933 Act File No. 02-90946) of Eaton Vance Mutual Funds Trust on Form N-1A of our reports each dated December 22, 2004 for Eaton Vance Floating-Rate Fund (the "Fund") and the Floating Rate Portfolio for the year ended October 31, 2004 included in the Annual Report to Shareholders of the Fund. We also consent to the incorporation by reference or our report dated December 22, 2004 relating to the financial statements of Floating Rate Portfolio in the Statement of Additional Information of Eaton Vance Strategic Income Fund.

     We also consent to the reference to our Firm under the headings "Financial Highlights" in the Prospectus and "Other Service Providers" in the Statement of Additional Information, which are part of this Registration Statement.



/s/ Deloitte & Touche LLP
-------------------------
DELOITTE & TOUCHE LLP

February 28, 2005
Boston, Massachusetts